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                         [BROWN & WOOD LLP LETTERHEAD]


                                                        October 28, 1997

First Palm Beach Bancorp, Inc.
450 South Australian Avenue
West Palm Beach, Florida 33402

        Re:  First Palm Beach Bancorp, Inc.
             Registration Statement on Form S-4
             File No. 333-35431


Ladies and Gentlemen:

        We have acted as special New York counsel to First Palm Beach Bancorp, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed issuance by the Company of up to $35,000,000 aggregate principal amount of the Company's Series B 10.35% Senior Debentures Due 2002 (the "Exchange Senior Debentures") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for a like principal amount of the Company's outstanding Series A 10.35% Senior Debentures Due 2002 (the "Original Senior Debentures"). The Exchange Senior Debentures will be issued under an Indenture, dated as of June 30, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee.

        We have examined such documents and records as we deemed appropriate, including the following:

                (i) Copy of the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware;

               (ii) Copy of the By-Laws of the Company, as amended, certified by the Secretary of the Company to be a true and complete copy;

              (iii) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Company under the laws of the State of Delaware;

               (iv) Copies, certified as of a recent date by the Secretary of the Company to be true and complete copies, of
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        (a) the resolutions adopted by the Board of Directors of the Company on
        June 17, 1997 and (b) the resolutions of the Pricing Committee of the Board of Directors adopted on June 26, 1997 authorizing the filing of the Registration Statement and the exchange of the Exchange Senior Debentures and the Original Senior Debentures under the circumstances referred to above;

                (v)  Executed counterparts of the Indenture; and

               (vi)  Form of the Exchange Senior Debenture.

        In addition, as to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and public officials.

        In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of the documents, instruments and agreements referred to in this opinion, we have assumed that all parties signing the same had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, instruments and agreements and, except in the case of the Company, the validity and binding effect thereof on such parties.

        Based upon the foregoing, we are of the opinion that:

        (1) The Exchange Senior Debentures have been duly authorized by all requisite corporate action of the Company and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Original Senior Debentures, the Exchange Senior Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of regulatory agencies as well as by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and the availability of equitable remedies.

        We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.



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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.


                                                Very truly yours,


                                                /s/ Brown & Wood LLP




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